UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 19, 2004
Date of Report (date of earliest event reported)

INFORMATICA CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-25871 (I.R.S. Employer Identification Number)	77-0333710 (Commission File Number)

2100 Seaport Boulevard
Redwood City, California 94063
(Address of principal executive offices)

(650) 385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

     On November 19, 2004, Informatica Corporation (the “Company”) and each of the following executive officers entered into an Executive Severance Agreement (the “Agreement”) which describes the severance terms and conditions for these executive officers in the event that their employment is terminated in connection with a "Change of Control":

•	Earl E. Fry, Chief Financial Officer, Executive Vice President and Secretary;

•	Girish Pancha, Executive Vice President of Products; and

•	John Entenmann, Executive Vice President, Corporate Strategy and Marketing.

     The following description summarizes the material terms and conditions of the Agreements:

     Term of Agreement. Each Agreement has an initial term of two years. Each Agreement provides that the initial term will be automatically extended each year for an additional one year term unless the Company informs the executive officer at least 90 days prior to the date of automatic renewal that it is electing not to extend the term.

     Severance. In the event that the Company terminates the executive officer’s employment without “Cause” or the executive resigns for “Good Reason,” and such termination occurs within the time period beginning on the date three months preceding a Change of Control of the Company and ending on the date 12 months following a Change of Control, the executive officer will receive the following severance package:

•	continued payment of the executive officer’s base salary for 12 months;

•	continued benefits for 12 months; and

•	12 months accelerated vesting for any equity awards that are outstanding as of the date that the executive officer’s employment is terminated.

     The severance payments, continued benefits, and accelerated vesting will be subject to the executive officer entering into (and not subsequently revoking) a (1) separation agreement and release of claims in a form satisfactory to the Company and the executive officer, (2) a non-compete and non-solicitation agreement that would be in effect during the 12 month period in which the executive officer receives continuing salary from the Company and (3) a non-disparagement agreement.

     The Company previously granted Messrs. Fry and Entenmann certain severance and accelerated vesting rights in the event of a change of control and subsequent termination of employment. For these executive officers, the Agreements supersede their prior severance and accelerated vesting terms.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 19, 2004	INFORMATICA CORPORATION
	By:	/s/ Earl E. Fry
Earl E. Fry
Chief Financial Officer, Executive Vice President and Secretary